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EXHIBIT 4.1

Number                                                                   Shares
*    *                                                                   *    *




                            SMOKY MARKET FOODS, INC.
                Organized Under the Laws of the State of Nevada

This Certifies that -- _______________________________________________-- is the
registered holder of ____________________________________________________ Shares
                  of Smoky Market Foods, Inc. Common Stock, $.001 Par Value

Transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Wereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed.


     this _____ day                     of ________ A.D. 20__


_________________________________            ___________________________________
President                                    Secretary


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For Value Received, _______ hereby sell, assign and transfer unto
_________________________________________ Shares represented by the within
Certificate, and do hereby irrevocably constitute and appoint
___________________________ Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated ________________ A.D. 20__

In the presence of
___________________________